Exhibit 24.2

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Hyster-Yale Materials Handling, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Charles A. Bittenbender, Suzanne S. Taylor, Dennis W. LaBarre and Thomas C. Daniels, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statement(s) on Form S-1 relating to the registration of Class A common stock, par value $0.01 per share, of the Company and Class B common stock, par value $0.01 per share, of the Company to be distributed in connection with the proposed spin-off of the Company’s common stock, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

	Director	June , 2012
John P. Jumper

/s/ Dennis W. LaBarre	Director	June 19, 2012
Dennis W. LaBarre

	Director	June , 2012
Richard de J. Osborne

	Director, Chairman, President and Chief Executive Officer (principal executive officer)	June , 2012
Alfred M. Rankin, Jr.

	Director	June , 2012
Michael E. Shannon

	Director	June , 2012
Britton T. Taplin

	Director	June , 2012
David F. Taplin

	Director	June , 2012
John F. Turben

	Director	June , 2012
Eugene Wong

	Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)	June , 2012
Kenneth C. Schilling